Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Announces Agreements to Acquire Permian Basin Gathering System for $1.2 Billion and to Sell Assets for $380 Million

Also Comments on Financial Guidance, Capital Program and Financial Position

Conference Call Scheduled for Wednesday, January 25, at 8:00 a.m. ET (7:00 a.m CT)

January 24, 2017 — Plains All American Pipeline, L.P. (NYSE:PAA) today announced it had entered into definitive agreements to acquire a Permian Basin crude oil gathering system for approximately $1.2 billion. PAA also announced it had entered into definitive sales agreements totaling $380 million, which includes two pending transactions aggregating approximately $310 million and the completion of a third transaction in January 2017 for approximately $70 million.  The acquisition and pending sale transactions are subject to customary closing conditions, including receipt of regulatory approvals, and are expected to close during the first half of 2017.

The crude oil gathering system is located in the northern portion of the Delaware Basin and is supported by substantial acreage dedications from several producers active in this portion of the Delaware Basin.

“The Permian Basin is a world class resource play and we are pleased to announce this strategic acquisition, which complements our existing assets that provide transportation and related services throughout the Permian Basin,” said Greg Armstrong, Chairman and CEO of PAA. “The Northern Delaware Basin is an area that is experiencing increased activity levels and significant industry investment.  We expect aggregate crude oil production on the dedicated acreage to double over the next two to three years, and we believe that overall Permian Basin crude oil volumes have the potential to grow as much as 50% or more during this same time period.  Additionally, we expect to realize meaningful synergies with our existing assets and generate attractive investment returns relative to our cost of capital.”

Armstrong also stated that this system and planned enhancements will provide additional flexibility and a greater range of options for area producers, including connectivity to PAA’s pipelines with access to markets in Cushing, Houston and Corpus Christi.  PAA recently announced it was expanding the capacity on its Cactus pipeline from McCamey to Gardendale, Texas to approximately 390,000 barrels per day. This expansion is anticipated to be completed in the third quarter of 2017 and will allow PAA to move increasing production volumes from the Permian Basin to Corpus Christi and other delivery points along the system.  Additionally, BridgeTex Pipeline Company, LLC, in which PAA owns a 50% interest, yesterday announced it was expanding the capacity on the BridgeTex pipeline from Colorado City to Houston, Texas to approximately 400,000 barrels per day.  This expansion is anticipated to be completed in the second quarter of 2017 and will also move increasing production volumes from the Permian Basin to the Houston Gulf Coast area.

Financial Related Updates:

In November 2016, PAA furnished preliminary guidance for 2017 Adjusted EBITDA of +/- $2.3 billion and estimated that its 2017 expansion capital program would be in the $500 million to $700 million range. In connection with the release of 2016 full year and fourth quarter financial results in February, management currently expects to furnish updated 2017 Adjusted EBITDA guidance in-line with or slightly above the preliminary guidance, which outlook will incorporate the impact of completed and pending asset sales as well as the pending acquisition.

Additionally, PAA currently expects its 2017 expansion capital program will be approximately $800 million, which incorporates capital expenditures to integrate and enhance the performance of the assets to be acquired and additional Permian Basin related expenditures consistent with its stronger short-term production outlook.

PAA also stated it expects to report 2016 fourth quarter Adjusted EBITDA near the midpoint of the $569 million to $619 million guidance range furnished during its third quarter 2016 earnings conference call. Expansion capital expenditures for 2016 are expected to be approximately $1.4 billion.

PAA reiterated its commitment to investment grade credit metrics, noting it is continuing to advance an asset sale program that currently totals slightly more than $1.2 billion. Such program includes the transactions announced today and the previously announced agreement to sell its Northern California terminals, which collectively total $670 million as well as $550 million of asset sales initiated and completed during 2016.

PAA ended 2016 with long-term debt of approximately $10.125 billion, which represents a decrease of $250 million from the balance at December 31, 2015, despite assuming $642 million of debt in connection with the elimination of PAA’s incentive distribution rights in late 2016.  At December 31, 2016, PAA had $2.4 billion of available liquidity.

PAA stated that since September 30, 2016, it had raised $706 million pursuant to PAA and PAGP’s continuous equity offering programs, bringing the total equity proceeds raised since August 2016 to $995 million. PAA plans to fund the Permian Basin acquisition and its 2017 expansion capital program with the proceeds from 2017 asset sales and additional common equity issuances as well as retained cash flow. As a result, PAA intends to end 2017 with a long-term debt balance at or below the year-end 2016 level and to enter 2018 with an Adjusted EBITDA run rate above PAA’s 2017 level. PAA’s outlook takes into consideration the completion of certain of PAA’s fee-based expansion projects, increases in minimum volume commitments under existing contracts and anticipated volume increases across its Permian Basin assets.

Additional information with respect to acquisition and sales agreements:

Permian Basin Crude Oil Gathering System - PAA has executed definitive agreements to acquire 100% of the equity interests of Alpha Holding Company, LLC, which indirectly owns the Alpha Crude Connector (ACC) gathering system located in the Northern Delaware Basin.  In exchange for their equity interests, ACC’s owners (Concho Resources Inc. (NYSE:CXO) and Frontier Midstream Solutions, LLC) will receive total consideration of $1.215 billion, subject to customary closing adjustments. The ACC gathering system is a newly constructed system located in Lea and Eddy counties, New Mexico that also extends into Loving, Winkler and Culberson counties, Texas. The system is located in the most prolific portions of the Northern Delaware Basin and is supported by acreage dedications covering approximately 315,000 gross acres, the majority of which have 10-year terms, and include a significant acreage dedication from Concho Resources, one of the largest Permian Basin producers.  In addition, a large area of mutual interest agreement with Concho Resources spans the area immediately around the gathering system.

The ACC system is comprised of 515 miles of gathering and transmission lines and five market interconnects, including PAA’s Basin Pipeline system at Wink. Following closing, PAA intends to make three additional interconnects to PAA’s existing Northern Delaware Basin system as well as additional enhancements intended to increase the system capacity to approximately 350,000 barrels per day, depending on the level of volume at each delivery point.  Such enhancements are designed to provide additional flexibility for producers and accommodate anticipated volume growth from current and future acreage dedications.

The ACC system was placed in initial service in late 2015 with multiple new well connections made throughout 2016.  Fourth quarter 2016 gathering volumes averaged approximately 70,000 barrels per day and shipper nominations for January 2017 totaled approximately 85,000 barrels per day.

In connection with the ACC acquisition, Jefferies LLC acted as PAA’s financial advisor, and Norton Rose Fulbright served as PAA’s legal advisor.

Non-Core Asset Sale Transactions - PAA executed definitive agreements to sell two non-core assets for aggregate proceeds of approximately $310 million. Such transactions include the Bluewater gas storage facility in Michigan and a non-core pipeline segment located in the Midwestern United States.

Strategic Partnership - On January 18, 2017, PAA completed the sale of an undivided 40% interest in a segment of the Red River Pipeline to a subsidiary of Valero Energy Partners LP for approximately $70 million. The undivided interest conveyed represents 60,000 barrels per day on the segment of the pipeline extending from Cushing, Oklahoma to Hewitt, Oklahoma near Valero’s refinery in Ardmore, Oklahoma (the “Hewitt Segment”). PAA retained an undivided 60% interest in the Hewitt Segment and a 100% interest in the remaining portion of the pipeline that extends from Ardmore to Longview, Texas, where it connects with various pipelines, including PAA’s newly constructed Caddo pipeline that extends to refinery markets in Northern Louisiana.

Supplemental Slide Presentation

A slide presentation supplementing this press release is posted on our website at www.plainsallamerican.com under the “Investor Relations” sections of the website (Navigate to: Investor Relations/ either “PAA” or “PAGP”/ News & Events/ Conference Calls).

Conference Call Timing

PAA will conduct a conference call on Wednesday, January 25, 2017 to further discuss PAA’s ACC acquisition, Permian Basin production outlook, asset sales, funding plan, financial guidance, 2017 expansion capital program and related matters.  The conference call will be held at 8:00 a.m. ET (7:00 a.m. CT).

Webcast Access Instructions

The conference call will be webcast live and is accessible through either of the addresses below.  Registering for the webcast in advance is recommended.

www.plainsallamerican.com (Navigate to: Investor Relations/ either “PAA” or “PAGP”/ News & Events/ Conference Calls)

or

https://event.webcasts.com/starthere.jsp?ei=1133380

Webcast Replay Instructions

An audio replay in MP3 format will be available within two hours after the end of the call at www.plainsallamerican.com under the “Investor Relations” sections of the website (Navigate to: Investor Relations/ either “PAA” or “PAGP”/ News & Events/ Conference Calls).

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. The primary additional measures used by management are adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and implied distributable cash flow (“DCF”).

Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA, basic and diluted adjusted net income per common unit and adjusted segment profit, as they are measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), the mark-to-market related to our Preferred Distribution Rate Reset Option, gains and losses on derivatives that are related to investing activities (such as the purchase of linefill) and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and business outlook and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may further be adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Accounts payable and accrued liabilities” in our Condensed Consolidated Financial Statements. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable.  We have defined all such items as “Selected Items Impacting Comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We consider an understanding of these selected items impacting comparability to be material to the evaluation of our operating results and prospects.

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Implied DCF and other non-GAAP financial measures are reconciled to the most comparable measures as reported in accordance with GAAP for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and notes thereto. In addition, we encourage you to visit our website at www.plainsallamerican.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the “Investor Relations” tab), which presents a reconciliation of EBITDA as well as certain other commonly used non-GAAP and supplemental financial measures.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, declines in the volume of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors; the effects of competition; failure to implement or capitalize, or delays in implementing or capitalizing, on expansion projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the currency exchange rate of the Canadian dollar; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used; non-utilization of our assets and facilities; increased costs, or lack of availability, of insurance; weather interference with business operations or project construction, including the impact of extreme weather events or conditions; the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the effectiveness of our risk management activities; shortages or cost increases of supplies, materials or labor; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, NGLs, natural gas and refined products. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles over 4.6 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas.  More information is available at www.plainsallamerican.com.

Contacts:

Ryan Smith

Director, Investor Relations

(866) 809-1291